Exhibit 99.23

FOR IMMEDIATE RELEASE:

GENCOR RELEASES FISCAL YEAR AND FOURTH QUARTER 2009 RESULTS

December 29, 2009 (PRIME NEWSWIRE) - Gencor Industries, Inc., (NASDAQ:GENC) announced today results of operations for fiscal year ended September 30, 2009, reporting a net loss of $2.6 million (a negative $.27 per diluted share), compared to net income of $15.2 million ($1.59 per diluted share) for the year ended September 30, 2008. Net revenue for the year ended September 30, 2009 was $56.8 million compared to $88.3 million for the prior year. The loss from operations for the year ended September 30, 2009 was $4.8 million, compared to operating income $6.8 million for the prior year.

Other income for the year ended September 30, 2008 included cash distributions received from Gencor’s synthetic fuel production investments of $15.6 million ($1.02 per diluted share). No significant distributions from these investments were received in fiscal year 2009, nor are any expected in the future.

The net loss for the three months ended September 30, 2009 was $1.2 million (a negative $.12 per diluted share) compared to net income of $.1 million ($.01 per diluted share) for the three months ended September 30, 2008. Net revenue for the three months ended September 30, 2009 was $10.4 million, compared to $21.5 million from the three months ended September 30, 2008. The loss from operations for the three months ended September 30, 2009 was $4.1 million, compared to operating income of $1.2 million for the three months ended September 30, 2008. The fourth quarter of 2009 includes a $1.7 million negative adjustment to the carrying value of inventory and additions to reserves of $.9 million.

“The decreases in revenues and operational performance for the quarter and year ended September 30, 2009 were the result of the virtual collapse of the global economy and the effect this had on our markets and our industry in general”, stated E.J. Elliott, Gencor’s Chairman. “The roadbuilding industry has been hurt seriously as Washington’s much-touted support for the rebuilding of Americas infrastructure never materialized, and the widely proclaimed “stimulus money for shovel-ready road projects”, except for few rare instances, did not become reality”, Mr. Elliott continued.

Mr. Elliott went on to say, “our strong financial performance in 2008 gave way to significantly weaker results in 2009. The global financial crisis, compounded by the expiring Federal Highway Bill, led to a decrease in the number of orders, especially of our larger capital equipment. At this point we remain uncertain as to the state of the overall economy and what impact the various governmental stimulus programs will have on our financial performance into the foreseeable future, as well as what action Congress will take, and when, toward reauthorization of a “Highway Bill”. We continue to review our internal processes to identify efficiencies and cost reductions, which can be quickly implemented, and will continue to scrutinize our relationships with external suppliers to ensure we are deriving the highest quality products and services at the most competitive prices. In the mean time, we are preserving our strong cash position and continue to evaluate opportunities to expand our existing businesses, either through organic growth, or acquisition opportunities.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain “forward-looking statement,” including statement about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward looking statements. For information concerning these factors and related matters, see our Annual Report on Form 10-K for the year ended September 30, 2009: (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Position and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of the press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact:	Jeanne Lyons
Corporate Secretary
407-290-6000